Western Alliance Reports Third Quarter 2016 Financial Performance
PHOENIX--(BUSINESS WIRE)--October 24, 2016--Western Alliance Bancorporation (NYSE:WAL) (the "Company") announced today its financial results for the third quarter 2016.
Third Quarter 2016 Highlights:

•	Net income of $67.1 million, compared to $61.6 million for the second quarter 2016, and $55.9 million for the third quarter 2015

•
Earnings per share of $0.64, inclusive of $0.02 in acquisition / restructure expense, compared to $0.60 per share in the second quarter 2016, inclusive of $0.02 in acquisition / restructure expense, and $0.55 per share in the third quarter 2015

•
Total loans of $13.03 billion, up $156 million from June 30, 2016, and up $2.25 billion (including $1.28 billion from the hotel franchise finance ("HFF") loan portfolio purchase on April 20, 2016) from September 30, 2015

•	Total deposits of $14.44 billion, up $242 million from June 30, 2016, and up $2.83 billion from September 30, 2015, of which more than half was due to increases in non-interest bearing demand deposits

•	Net interest margin of 4.55%, compared to 4.63% in the second quarter 2016, and 4.59% in the third quarter 2015

•
Net operating revenue of $183.2 million, representing quarter-over-quarter growth of $11.0 million, and year-over-year growth of 25.6%, or $37.3 million. Operating non-interest expense of $82.4 million, representing quarter-over-quarter growth of $4.6 million, and year-over-year growth of 14.2%, or $10.2 million[1]

•	Operating pre-provision net revenue of $100.8 million, up 6.7% from $94.5 million in the second quarter 2016, and up 36.7% from $73.7 million in the third quarter 2015[1]

•	Efficiency ratio of 43.0%, flat from the second quarter 2016, and an improvement from 46.8% in the third quarter 2015[1]

•	Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 0.53% of total assets, from 0.54% at June 30, 2016, and 0.76% at September 30, 2015

•	Annualized net charge-offs (recoveries) to average loans outstanding of 0.04%, compared to (0.01)% in the second quarter 2016, and compared to (0.08)% in the third quarter 2015

•	Tangible common equity ratio of 9.3%, compared to 9.1% at June 30, 2016, and 8.9% at September 30, 2015 [1]

•
Stockholders' equity of $1.86 billion, an increase of $61 million from June 30, 2016 and an increase of $274 million from September 30, 2015 as a result of net income and the at-the-market ("ATM") common stock issuances during this period

•	Tangible book value per share, net of tax, of $14.84, an increase of 4.1% from $14.25 at June 30, 2016, and an increase of 25.1% from $11.86 at September 30, 2015 [1]

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Financial Performance
“Western Alliance had another consistent quarter of record performance, with operating earnings per share of 66 cents, up 20% from the 55 cents in the same quarter last year,” remarked Robert Sarver, Chairman and CEO of Western Alliance Bancorporation. “Our operating efficiency held at an impressive 43.0%, and asset quality remains strong with net charge-offs of 0.04% and non-performing assets of 0.53%, essentially unchanged from the second quarter. Tangible book value per share increased a solid 4.1% to $14.84 and capital levels climbed with a tangible common equity ratio of 9.3% at quarter end. We are also pleased with the earnings performance and credit quality of our newly acquired hotel franchise finance portfolio.”
Income Statement
Net interest income was $172.5 million in the third quarter 2016, an increase of $8.8 million from $163.7 million in the second quarter 2016, and an increase of $35.1 million, or 25.6%, compared to the third quarter 2015. The Company’s net interest margin decreased in the third quarter 2016 to 4.55%, compared to 4.63% in the second quarter 2016, and from 4.59% in the third quarter 2015. The decrease in net interest margin for the current quarter compared to the second quarter 2016 primarily relates to an increase in interest expense resulting from the issuance of long-term subordinated debt in June 2016. Net interest income in the third quarter 2016 includes $8.8 million of total accretion income from acquired loans, compared to $8.2 million in the second quarter 2016, and $7.0 million in the third quarter 2015.
Operating non-interest income was $10.7 million for the third quarter 2016, compared to $8.6 million for the second quarter 2016, and $8.5 million for the third quarter 2015.1 The increase in operating non-interest income for the current quarter compared to the second quarter 2016 primarily related to an increase in SBA / warrant income. The increase year-over-year relates to an increase in SBA / warrant income and service charges.
Net operating revenue was $183.2 million for the third quarter 2016, an increase of $11.0 million, or 6.4%, compared to $172.2 million for the second quarter 2016, and an increase of $37.3 million, or 25.6%, compared to $145.9 million for the third quarter 2015.1
Operating non-interest expense was $82.4 million for the third quarter 2016, compared to $77.8 million for the second quarter 2016, and $72.2 million for the third quarter 2015.1 The primary driver of the increase in operating non-interest expense in the third quarter 2016 compared to the second quarter 2016 is increased salaries and employee benefits related to increased headcount and variable incentive compensation linked to business performance. The increase year-over-year relates primarily to an increase in salaries and employee benefits due to increased headcount and operating costs to support the growth in the business. The Company’s operating efficiency ratio1 on a tax equivalent basis was 43.0% for both the third quarter 2016 and the second quarter 2016, an improvement from 46.8% for the third quarter 2015.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2016, the Company’s operating PPNR was $100.8 million, up 6.7% from $94.5 million in the second quarter 2016, and up 36.7% from $73.7 million in the third quarter 2015.1 The non-operating items1 for the third quarter 2016 consist primarily of acquisition / restructure expenses of $2.7 million related to HFF and system conversion costs.
The Company had 1,520 full-time equivalent employees and 48 offices at September 30, 2016, compared to 1,415 employees and 47 offices at September 30, 2015.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Balance Sheet
Gross loans totaled $13.03 billion at September 30, 2016, an increase of $156 million from $12.88 billion at June 30, 2016, and an increase of $2.25 billion from $10.79 billion at September 30, 2015. The year-over-year increase is comprised of $1.28 billion from HFF as of April 20, 2016 and the remainder from organic loan growth. Consistent with GAAP, the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. At September 30, 2016, the allowance for credit losses was 0.94% of total loans, compared to 0.95% at June 30, 2016, and 1.09% at September 30, 2015. The allowance for credit losses as a percent of total loans, adjusted to include credit discounts on acquired loans, was 1.37% at September 30, 2016, compared to 1.42% at June 30, 2016, and 1.32% at September 30, 2015.
Deposits totaled $14.44 billion at September 30, 2016, an increase of $242 million from $14.20 billion at June 30, 2016, and an increase of $2.83 billion from $11.61 billion at September 30, 2015. The increase from both the prior quarter and from September 30, 2015 is the result of organic deposit growth. Non-interest bearing deposits were $5.62 billion at September 30, 2016, compared to $5.28 billion at June 30, 2016, and $4.08 billion at September 30, 2015. Non-interest bearing deposits comprised 38.9% of total deposits at September 30, 2016, compared to 37.1% at June 30, 2016, and 35.1% at September 30, 2015. The proportion of savings and money market balances to total deposits decreased to 41.3% at September 30, 2016 from 42.3% at June 30, 2016, and increased from 40.2% at September 30, 2015. Certificates of deposit as a percentage of total deposits were 11.0% at September 30, 2016, compared to 11.6% at June 30, 2016, and 15.8% at September 30, 2015. The Company’s ratio of loans to deposits was 90.2% at September 30, 2016, compared to 90.7% at June 30, 2016, and 92.9% at September 30, 2015.
Borrowings decreased to zero at September 30, 2016 and June 30, 2016 from $300 million at September 30, 2015. The decrease from the prior year is due to the payoff of short-term FHLB advances. Qualifying debt increased to $383 million at September 30, 2016 from $382 million at June 30, 2016, and from $207 million at September 30, 2015. The year-over-year increase is primarily due to the issuance of $175 million of subordinated debt during the second quarter 2016.
Stockholders’ equity at September 30, 2016 was $1.86 billion, compared to $1.80 billion at June 30, 2016, and $1.58 billion at September 30, 2015. The increase from the prior year relates primarily to the ATM common stock issuances and net income for the respective period.
At September 30, 2016, tangible common equity, net of tax, was 9.3% of tangible assets1 and total capital was 13.1% of risk-weighted assets. The Company’s tangible book value per share1 was $14.84 at September 30, 2016, up 25.1% from $11.86 at September 30, 2015.
Total assets increased to $17.04 billion at September 30, 2016 from $16.73 billion at June 30, 2016, and increased 22.1% from $13.96 billion at September 30, 2015. The increase in total assets from September 30, 2015 relates primarily to HFF, organic loan growth, and an increase in investment securities resulting from increased deposits.
Asset Quality
The provision for credit losses was $2.0 million for the third quarter 2016 and $2.5 million for the second quarter 2016, and was zero for the third quarter 2015. Net charge-offs (recoveries) in the third quarter 2016 were $1.2 million, or 0.04%, of average loans (annualized), compared to $(0.4) million, or (0.01)%, in the second quarter 2016, and compared to $(2.0) million, or (0.08)%, for the third quarter 2015.
Nonaccrual loans increased $0.9 million to $40.6 million during the quarter and decreased $7.1 million from September 30, 2015. Loans past due 90 days and still accruing interest totaled $2.8 million at September 30, 2016, compared to $7.0 million at June 30, 2016, and $5.6 million at September 30, 2015. Loans past due 30-89 days and still accruing interest totaled $18.4 million at quarter end, an increase from $3.5 million at June 30, 2016, and a decrease from $19.6 million at September 30, 2015.
Repossessed assets totaled $49.6 million at quarter end, a decrease of $0.2 million from $49.8 million at June 30, 2016, and a decrease of $8.1 million from $57.7 million at September 30, 2015. Adversely graded loans and non-performing assets totaled $334.9 million at quarter end, a decrease of $28.7 million from $363.6 million at June 30, 2016, and a decrease of $32.3 million from $367.2 million at September 30, 2015.
As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 12.3% at September 30, 2016, from 15.1% at December 31, 2015, and from 17.2% at September 30, 2015.1

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 18.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada, First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segments provide specialized banking services to niche markets. With the purchase of the HFF loan portfolio, management has created a new HFF operating segment, which is now included as one of the Company's NBL reportable segments. The Company's other NBL reportable segments include Homeowner Associations ("HOA") Services, Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The newly created HFF NBL includes the hotel franchise loan portfolio purchased from GE on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's operating segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.54 billion at September 30, 2016, an increase of $25 million during the quarter, and an increase of $182 million during the last 12 months. Arizona and Southern California had loan growth during the quarter of $40 million and $32 million, respectively, which was offset by decreases of $67 million and $30 million, respectively, in Northern California and Nevada. The growth in loans during the last 12 months was driven by increases of $232 million in Arizona and $125 million in Southern California, which were partially offset by decreases of $92.9 million and $82.1 million, respectively in Northern California and Nevada. Total deposits for the regional segments were $11.40 billion, an increase of $65 million during the quarter, and an increase of $2.20 billion during the last 12 months. Arizona and Nevada generated increased deposits during the quarter of $131 million and $89 million, respectively, which was partially offset by a decrease of $149 million in Southern California. Each of the regional segments generated increased deposits during the last 12 months, with Arizona contributing the largest increase of $1.47 billion, followed by Nevada and Southern California with increases of $382 million and $317 million, respectively.
Pre-tax income for the regional segments was $80.7 million for the three months ended September 30, 2016, an increase of $6.9 million from the three months ended June 30, 2016, and an increase of $18.5 million from the three months ended September 30, 2015. Arizona, Northern California, and Nevada had the largest increases in pre-tax income of $2.4 million, $2.2 million, and $2.0 million, respectively, compared to the three months ended June 30, 2016. With the exception of Northern California, all regional segments had increases in pre-tax income from the three months ended September 30, 2015, with Arizona and Nevada contributing the largest increases of $11.5 million and $4.5 million, respectively. For the nine months ended September 30, 2016, the regional segments reported total pre-tax income of $220.5 million, an increase of $57.8 million compared to the nine months ended September 30, 2015. All regional segments had increases in pre-tax income, with Arizona and Northern California contributing the largest increases of $24.7 million and $15.0 million, respectively.
The NBL segments reported gross loan balances of $5.47 billion at September 30, 2016, an increase of $189 million during the quarter, and an increase of $2.08 billion during the last 12 months. The increase in loans for the NBL segments compared to the prior quarter and to the same quarter in the prior year relates primarily to the Other NBL and HFF segments, which increased loans by $175 million and $48 million, respectively, at quarter end. During the last 12 months, the increases were driven by the HFF, Other NBL, and Technology & Innovation segments, which increased loans by $1.31 billion, $490 million, and $253 million, respectively. Total deposits for the NBL segments were $2.88 billion, an increase of $206 million during the quarter, and an increase of $850 million during the last 12 months. The Technology & Innovation and HOA Services segments increased deposits by $104 million and $102 million, respectively, during the quarter. The increase of $850 million during the last 12 months is the result of growth in the HOA Services and Technology & Innovation segments of $614 million and $236 million, respectively.
Pre-tax income for the NBL segments was $38.0 million for the three months ended September 30, 2016, an increase of $3.0 million from the three months ended June 30, 2016, and an increase of $11.2 million from the three months ended September 30, 2015. HOA Services and Technology & Innovation had the largest increases in pre-tax income of $1.1 million and $0.8 million, respectively, compared to the three months ended June 30, 2016. The HFF and HOA segments had the largest increases in pre-tax income of $9.5 million and $3.3 million, respectively, from the three months ended September 30, 2015. Pre-tax income for the NBLs for the nine months ended September 30, 2016 totaled $99.5 million. The largest increases in pre-tax income compared to the nine months ended September 30, 2015 were in the Technology & Innovation and HFF segments, which increased $24.4 million and $19.7 million, respectively, as a result of the HFF purchase and the Bridge Bank acquisition.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2016 financial results at 12:00 p.m. ET on Monday, October 24, 2016. Participants may access the call by dialing 1-888-317-6003 and using passcode 6172554 or via live audio webcast using the website link http://services.choruscall.com/links/wal161021.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 24th through 9:00 a.m. ET November 24th by dialing 1-877-344-7529 passcode: 10093456.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
During the first quarter 2016, the Company elected to early adopt Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU require that all excess tax benefits and tax deficiencies be recognized as income tax expense or benefit in the income statement rather than as additional paid-in capital as required under previous generally accepted accounting principles. Due to the early adoption of ASU 2016-09, during the three months ended March 31, 2016, the Company recognized a $3.9 million tax benefit as a reduction of income tax expense (that previously would have been reflected as additional paid-in capital). For the nine months ended September 30, 2016, the Company recognized a tax benefit of $4.1 million as a result of the new guidance.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With $17 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	September 30,
	2016	2015	Change %
	(in millions)
Total assets	$17,042.6	$13,955.5	22.1%
Total loans, net of deferred fees	13,033.6	10,788.3	20.8
Securities and money market investments	2,778.1	1,993.6	39.4
Total deposits	14,443.2	11,610.4	24.4
Borrowings	—	300.0	(100.0)
Qualifying debt	382.9	206.8	85.2
Stockholders' equity	1,857.4	1,583.7	17.3
Tangible common equity, net of tax (1)	1,559.1	1,213.7	28.5

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2016	2015	Change %	2016	2015	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$184,750	$146,233	26.3%	$513,095	$373,813	37.3%
Interest expense	12,203	8,826	38.3	31,151	24,580	26.7
Net interest income	172,547	137,407	25.6	481,944	349,233	38.0
Provision for credit losses	2,000	—	NM	7,000	700	NM
Net interest income after provision for credit losses	170,547	137,407	24.1	474,944	348,533	36.3
Non-interest income	10,683	8,502	25.7	32,375	20,289	59.6
Non-interest expense	85,007	72,916	16.6	242,304	188,158	28.8
Income before income taxes	96,223	72,993	31.8	265,015	180,664	46.7
Income tax expense	29,171	17,133	70.3	75,017	44,946	66.9
Net income	$67,052	$55,860	20.0	$189,998	$135,718	40.0
Diluted earnings per share available to common stockholders	$0.64	$0.55	16.4	$1.84	$1.45	26.9

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or for the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2016	2015	Change %	2016	2015	Change %
Diluted earnings per share available to common stockholders	$0.64	$0.55	16.4%	$1.84	$1.45	26.9%
Book value per common share	17.68	14.79	19.5
Tangible book value per share, net of tax (1)	14.84	11.86	25.1
Average shares outstanding (in thousands):
Basic	103,768	100,776	3.0	102,791	92,345	11.3
Diluted	104,564	101,520	3.0	103,532	92,932	11.4
Common shares outstanding	105,071	102,305	2.7

Selected Performance Ratios:
Return on average assets (2)	1.58%	1.64%	(3.7)%	1.61%	1.52%	5.9%
Return on average tangible common equity (1, 2)	17.50	19.00	(7.9)	17.73	17.51	1.3
Net interest margin (2)	4.55	4.59	(0.9)	4.58	4.45	2.9
Net interest spread	4.33	4.43	(2.3)	4.40	4.31	2.1
Efficiency ratio - tax equivalent basis (1)	42.97	46.84	(8.3)	43.78	46.12	(5.1)
Loan to deposit ratio	90.24	92.92	(2.9)

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.04%	(0.08)%	NM	0.04%	(0.09)%	NM
Nonaccrual loans to gross loans	0.31	0.44	(29.5)
Nonaccrual loans and repossessed assets to total assets	0.53	0.76	(30.3)
Loans past due 90 days and still accruing to total loans	0.02	0.05	(60.0)
Allowance for credit losses to gross loans	0.94	1.09	(13.8)
Allowance for credit losses to nonaccrual loans	302.61	245.48	23.3

Capital Ratios (1):
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Tangible common equity	9.3%	9.1%	8.9%
Common Equity Tier 1 (3)	9.8	9.6	9.1
Tier 1 Leverage ratio (3)	9.6	9.8	9.9
Tier 1 Capital (3)	10.3	10.0	10.1
Total Capital (3)	13.1	12.9	12.1

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three and nine months ended September 30, 2016 and 2015 based on a 30 day month and a 360 day year.
(3)	Capital ratios for September 30, 2016 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(dollars in thousands, except per share data)
Interest income:
Loans	$167,914	$133,087	$467,715	$338,946
Investment securities	15,436	12,039	41,815	31,103
Other	1,400	1,107	3,565	3,764
Total interest income	184,750	146,233	513,095	373,813
Interest expense:
Deposits	8,072	5,550	21,993	16,058
Qualifying debt	4,048	2,008	8,746	2,900
Borrowings	83	1,268	412	5,622
Total interest expense	12,203	8,826	31,151	24,580
Net interest income	172,547	137,407	481,944	349,233
Provision for credit losses	2,000	—	7,000	700
Net interest income after provision for credit losses	170,547	137,407	474,944	348,533
Non-interest income:
Service charges	4,877	4,327	13,849	10,344
SBA / warrant income	1,457	846	2,828	846
Card income	1,177	954	3,268	2,666
Bank owned life insurance	899	984	2,858	2,733
Lending related income and gains (losses) on sale of loans, net	459	(314)	3,282	5
Gains (losses) on sales of investment securities, net	—	(62)	1,001	582
Other	1,814	1,767	5,289	3,113
Total non-interest income	10,683	8,502	32,375	20,289
Non-interest expenses:
Salaries and employee benefits	49,542	43,660	139,108	108,607
Occupancy	6,856	5,915	20,359	15,677
Data processing	6,077	4,338	16,506	10,147
Legal, professional and directors' fees	5,691	4,052	17,010	12,658
Insurance	3,144	3,375	9,430	7,739
Marketing	678	747	2,432	1,587
Loan and repossessed asset expenses	788	1,099	2,522	3,473
Card expense	536	757	2,247	1,844
Intangible amortization	697	704	2,091	1,266
Net (gain) loss on sales and valuations of repossessed and other assets	(146)	(104)	(91)	(1,673)
Acquisition / restructure expense	2,729	835	6,391	8,836
Other	8,415	7,538	24,299	17,997
Total non-interest expense	85,007	72,916	242,304	188,158
Income before income taxes	96,223	72,993	265,015	180,664
Income tax expense	29,171	17,133	75,017	44,946
Net income	$67,052	$55,860	$189,998	$135,718
Preferred stock dividends	—	176	—	599
Net income available to common stockholders	$67,052	$55,684	$189,998	$135,119

Earnings per share available to common stockholders:
Diluted shares	104,564	101,520	103,532	92,932
Diluted earnings per share	$0.64	$0.55	$1.84	$1.45

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in thousands, except per share data)
Interest income:
Loans	$167,914	$160,015	$139,786	$137,471	$133,087
Investment securities	15,436	12,871	13,508	12,454	12,039
Other	1,400	1,203	962	1,406	1,107
Total interest income	184,750	174,089	154,256	151,331	146,233
Interest expense:
Deposits	8,072	7,678	6,243	5,737	5,550
Qualifying debt	4,048	2,514	2,184	2,107	2,008
Borrowings	83	211	118	144	1,268
Total interest expense	12,203	10,403	8,545	7,988	8,826
Net interest income	172,547	163,686	145,711	143,343	137,407
Provision for credit losses	2,000	2,500	2,500	2,500	—
Net interest income after provision for credit losses	170,547	161,186	143,211	140,843	137,407
Non-interest income:
Service charges	4,877	4,506	4,466	4,295	4,327
SBA / warrant income	1,457	365	1,006	733	846
Card income	1,177	1,078	1,013	1,013	954
Bank owned life insurance	899	1,029	930	1,166	984
Lending related income and gains (losses) on sale of loans, net	459	(112)	2,935	364	(314)
Gains (losses) on sales of investment securities, net	—	—	1,001	33	(62)
Other	1,814	1,693	1,782	1,875	1,767
Total non-interest income	10,683	8,559	13,133	9,479	8,502
Non-interest expenses:
Salaries and employee benefits	49,542	44,711	44,855	41,221	43,660
Occupancy	6,856	7,246	6,257	6,503	5,915
Data processing	6,077	5,868	4,561	4,629	4,338
Legal, professional, and directors' fees	5,691	5,747	5,572	5,890	4,052
Insurance	3,144	2,963	3,323	3,264	3,375
Loan and repossessed asset expenses	788	832	902	904	1,099
Intangible amortization	697	697	697	704	704
Marketing	678	1,097	657	1,298	747
Card expense	536	824	887	920	757
Net (gain) loss on sales and valuations of repossessed and other assets	(146)	357	(302)	(397)	(104)
Acquisition / restructure expense	2,729	3,662	—	—	835
Other	8,415	7,800	8,084	7,512	7,538
Total non-interest expense	85,007	81,804	75,493	72,448	72,916
Income before income taxes	96,223	87,941	80,851	77,874	72,993
Income tax expense	29,171	26,327	19,519	19,348	17,133
Net income	$67,052	$61,614	$61,332	$58,526	$55,860
Preferred stock dividends	—	—	—	151	176
Net income available to common stockholders	$67,052	$61,614	$61,332	$58,375	$55,684

Earnings per share available to common stockholders:
Diluted shares	104,564	103,472	102,538	102,006	101,520
Diluted earnings per share	$0.64	$0.60	$0.60	$0.57	$0.55

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in millions)
Assets:
Cash and due from banks	$356.1	$696.2	$1,031.0	$224.6	$325.4
Cash and cash equivalents	356.1	696.2	1,031.0	224.6	325.4
Securities and money market investments	2,778.1	2,262.6	2,099.9	2,042.2	1,993.6
Loans held for sale	21.3	22.3	23.6	23.8	24.4
Loans held for investment:
Commercial	5,715.0	5,577.6	5,378.5	5,262.8	4,960.4
Commercial real estate - non-owner occupied	3,623.4	3,601.3	2,291.0	2,283.5	2,210.7
Commercial real estate - owner occupied	1,984.0	2,008.3	2,032.3	2,083.3	2,123.6
Construction and land development	1,379.7	1,333.5	1,179.9	1,133.4	1,121.9
Residential real estate	271.8	293.0	302.4	323.0	320.7
Consumer	38.4	41.8	33.7	26.9	26.6
Gross loans and deferred fees, net	13,012.3	12,855.5	11,217.8	11,112.9	10,763.9
Allowance for credit losses	(122.9)	(122.1)	(119.2)	(119.1)	(117.1)
Loans, net	12,889.4	12,733.4	11,098.6	10,993.8	10,646.8
Premises and equipment, net	121.3	120.5	119.8	118.5	121.7
Other assets acquired through foreclosure, net	49.6	49.8	52.8	43.9	57.7
Bank owned life insurance	163.6	164.3	163.4	162.5	161.7
Goodwill and other intangibles, net	303.6	304.3	304.0	305.4	305.8
Other assets	359.6	375.3	354.9	360.4	318.4
Total assets	$17,042.6	$16,728.7	$15,248.0	$14,275.1	$13,955.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$5,624.8	$5,275.1	$4,635.2	$4,094.0	$4,077.5
Interest bearing:
Demand	1,256.7	1,278.1	1,088.2	1,028.1	1,024.5
Savings and money market	5,969.6	6,005.8	5,650.9	5,296.9	4,672.6
Time certificates	1,592.1	1,642.3	1,707.4	1,611.6	1,835.8
Total deposits	14,443.2	14,201.3	13,081.7	12,030.6	11,610.4
Customer repurchase agreements	44.4	38.5	36.1	38.2	53.2
Total customer funds	14,487.6	14,239.8	13,117.8	12,068.8	11,663.6
Borrowings	—	—	0.2	150.0	300.0
Qualifying debt	382.9	382.1	210.4	210.3	206.8
Accrued interest payable and other liabilities	314.7	310.6	259.4	254.5	201.4
Total liabilities	15,185.2	14,932.5	13,587.8	12,683.6	12,371.8
Stockholders' Equity:
Preferred stock	—	—	—	—	70.5
Common stock and additional paid-in capital	1,368.4	1,364.0	1,302.9	1,306.6	1,273.7
Retained earnings	452.6	385.6	324.0	262.6	204.2
Accumulated other comprehensive income	36.4	46.6	33.3	22.3	35.3
Total stockholders' equity	1,857.4	1,796.2	1,660.2	1,591.5	1,583.7
Total liabilities and stockholders' equity	$17,042.6	$16,728.7	$15,248.0	$14,275.1	$13,955.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in thousands)
Balance, beginning of period	$122,104	$119,227	$119,068	$117,072	$115,056
Provision for credit losses	2,000	2,500	2,500	2,500	—
Recoveries of loans previously charged-off:
Commercial and industrial	466	804	1,576	1,009	1,147
Commercial real estate - non-owner occupied	230	343	3,595	482	968
Commercial real estate - owner occupied	291	427	70	135	433
Construction and land development	302	58	95	13	329
Residential real estate	179	153	257	232	232
Consumer	21	43	67	115	24
Total recoveries	1,489	1,828	5,660	1,986	3,133
Loans charged-off:
Commercial and industrial	2,558	1,161	7,491	2,277	1,109
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	72	244	410	—	—
Construction and land development	—	—	—	—	—
Residential real estate	79	—	26	194	8
Consumer	—	46	74	19	—
Total loans charged-off	2,709	1,451	8,001	2,490	1,117
Net charge-offs (recoveries)	1,220	(377)	2,341	504	(2,016)
Balance, end of period	$122,884	$122,104	$119,227	$119,068	$117,072

Net charge-offs (recoveries) to average loans - annualized	0.04%	(0.01)%	0.08%	0.02%	(0.08)%

Allowance for credit losses to gross loans	0.94%	0.95%	1.06%	1.07%	1.09%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (1)	1.37	1.42	1.21	1.25	1.32
Allowance for credit losses to nonaccrual loans	302.61	307.68	352.72	246.10	245.48

Nonaccrual loans	$40,608	$39,685	$33,802	$48,381	$47,692
Nonaccrual loans to gross loans	0.31%	0.31%	0.30%	0.44%	0.44%
Repossessed assets	$49,619	$49,842	$52,776	$43,942	$57,719
Nonaccrual loans and repossessed assets to total assets	0.53%	0.54%	0.57%	0.65%	0.76%

Loans past due 90 days, still accruing	$2,817	$6,991	$4,488	$3,028	$5,550
Loans past due 90 days and still accruing to gross loans	0.02%	0.05%	0.04%	0.03%	0.05%
Loans past due 30 to 89 days, still accruing	$18,446	$3,475	$9,207	$34,541	$19,630
Loans past due 30 to 89 days, still accruing to gross loans	0.14%	0.03%	0.08%	0.31%	0.18%

Special mention loans	$134,018	$154,167	$133,036	$141,819	$153,431
Special mention loans to gross loans	1.03%	1.20%	1.19%	1.28%	1.43%

Classified loans on accrual	$110,650	$119,939	$92,435	$118,635	$108,341
Classified loans on accrual to gross loans	0.85%	0.93%	0.82%	1.07%	1.01%
Classified assets	$212,286	$219,319	$187,929	$221,126	$224,148
Classified assets to total assets	1.25%	1.31%	1.23%	1.55%	1.61%

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,503.0	$65,447	5.24%	$4,805.4	$55,059	5.11%
CRE - non-owner occupied	3,655.6	51,708	5.66	2,220.1	30,388	5.48
CRE - owner occupied	1,999.5	26,620	5.33	2,036.7	27,532	5.41
Construction and land development	1,338.2	19,793	5.92	1,064.0	15,238	5.73
Residential real estate	281.4	3,557	5.06	318.6	4,073	5.11
Consumer	40.0	475	4.75	24.4	382	6.26
Loans held for sale	21.9	314	5.74	36.5	415	4.55
Total loans (1)	12,839.6	167,914	5.44	10,505.7	133,087	5.31
Securities:
Securities - taxable	1,895.5	10,438	2.20	1,441.7	8,119	2.25
Securities - tax-exempt	511.8	4,998	5.46	420.7	3,920	5.46
Total securities (1)	2,407.3	15,436	2.90	1,862.4	12,039	2.98
Other	684.7	1,400	0.82	322.2	1,107	1.37
Total interest earning assets	15,931.6	184,750	4.85	12,690.3	146,233	4.87
Non-interest earning assets
Cash and due from banks	146.1			158.4
Allowance for credit losses	(123.6)			(116.1)
Bank owned life insurance	164.0			161.1
Other assets	834.9			772.1
Total assets	$16,953.0			$13,665.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,286.1	$612	0.19%	$1,004.7	$447	0.18%
Savings and money market	6,129.2	5,314	0.35	4,723.5	3,245	0.27
Time certificates of deposit	1,637.3	2,146	0.52	1,763.5	1,858	0.42
Total interest-bearing deposits	9,052.6	8,072	0.36	7,491.7	5,550	0.30
Short-term borrowings	39.1	83	0.85	282.0	1,268	1.80
Qualifying debt	369.1	4,048	4.39	197.8	2,008	4.06
Total interest-bearing liabilities	9,460.8	12,203	0.52	7,971.5	8,826	0.44
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	5,363.7			3,961.3
Other liabilities	292.2			183.4
Stockholders’ equity	1,836.3			1,549.6
Total liabilities and stockholders' equity	$16,953.0			$13,665.8
Net interest income and margin		$172,547	4.55%		$137,407	4.59%
Net interest spread			4.33%			4.43%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $8,599 and $8,183 for the three months ended September 30, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$5,343.5	$189,994	5.24%	$4,021.2	$125,191	4.76%
CRE - non-owner occupied	3,064.1	130,113	5.66	2,132.3	87,752	5.49
CRE - owner occupied	2,024.4	78,521	5.17	1,910.2	74,231	5.18
Construction and land development	1,266.3	56,382	5.94	903.7	39,251	5.79
Residential real estate	297.5	10,449	4.68	302.2	10,860	4.79
Consumer	34.8	1,268	4.86	26.4	1,221	6.17
Loans held for sale	22.9	988	5.75	13.2	440	4.44
Total loans (1)	12,053.5	467,715	5.39	9,309.2	338,946	5.12
Securities:
Securities - taxable	1,671.4	28,290	2.26	1,195.0	20,203	2.25
Securities - tax-exempt	478.8	13,525	5.38	395.1	10,900	5.39
Total Securities (1)	2,150.2	41,815	2.95	1,590.1	31,103	3.03
Other	567.0	3,565	0.84	257.9	3,764	1.95
Total interest earnings assets	14,770.7	513,095	4.86	11,157.2	373,813	4.75
Non-interest earning assets
Cash and due from banks	140.4			131.9
Allowance for credit losses	(121.8)			(114.0)
Bank owned life insurance	163.5			149.0
Other assets	830.0			561.2
Total assets	$15,782.8			$11,885.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$1,191.1	$1,571	0.18%	$965.8	$1,256	0.17%
Savings and money market	5,768.2	14,326	0.33	4,286.9	8,997	0.28
Time certificates of deposits	1,651.9	6,096	0.49	1,843.9	5,805	0.42
Total interest-bearing deposits	8,611.2	21,993	0.34	7,096.6	16,058	0.30
Short-term borrowings	81.5	412	0.67	212.8	4,821	3.02
Long-term debt	—	—	—	102.5	801	1.04
Qualifying debt	265.7	8,746	4.39	94.7	2,900	4.08
Total interest-bearing liabilities	8,958.4	31,151	0.46	7,506.6	24,580	0.44
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	4,830.7			2,985.1
Other liabilities	261.3			169.7
Stockholders’ equity	1,732.4			1,223.9
Total liabilities and stockholders' equity	$15,782.8			$11,885.3
Net interest income and margin		$481,944	4.58%		$349,233	4.45%
Net interest spread			4.40%			4.31%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $25,737 and $23,450 for the nine months ended September 30, 2016 and 2015, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At September 30, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,134.2	$1.9	$7.9	$1.9	$1.3
Loans, net of deferred loan fees and costs	13,033.6	2,938.0	1,697.3	1,833.4	1,072.1
Less: allowance for credit losses	(122.9)	(30.5)	(18.5)	(19.8)	(9.1)
Total loans	12,910.7	2,907.5	1,678.8	1,813.6	1,063.0
Other assets acquired through foreclosure, net	49.6	6.8	20.4	—	0.3
Goodwill and other intangible assets, net	303.6	—	23.9	—	157.8
Other assets	644.5	43.3	59.9	16.1	14.6
Total assets	$17,042.6	$2,959.5	$1,790.9	$1,831.6	$1,237.0
Liabilities:
Deposits	$14,443.2	$3,931.9	$3,712.0	$2,255.0	$1,505.0
Borrowings and qualifying debt	382.9	—	—	—	—
Other liabilities	359.1	13.2	30.7	11.1	15.8
Total liabilities	15,185.2	3,945.1	3,742.7	2,266.1	1,520.8
Allocated equity:	1,857.4	344.1	247.8	205.8	281.7
Total liabilities and stockholders' equity	$17,042.6	$4,289.2	$3,990.5	$2,471.9	$1,802.5
Excess funds provided (used)	—	1,329.7	2,199.6	640.3	565.5

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,520	170	223	163	164

Income Statement:

Three Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$172,547	$45,531	$35,977	$26,488	$22,181
Provision for (recovery of) credit losses	2,000	2,399	(1,009)	(105)	144
Net interest income (expense) after provision for credit losses	170,547	43,132	36,986	26,593	22,037
Non-interest income	10,683	1,180	2,264	686	2,916
Non-interest expense	(85,007)	(16,084)	(14,801)	(11,532)	(12,706)
Income (loss) before income taxes	96,223	28,228	24,449	15,747	12,247
Income tax expense (benefit)	29,171	11,074	8,557	6,621	5,150
Net income	$67,052	$17,154	$15,892	$9,126	$7,097

Nine Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$481,944	$125,191	$102,016	$76,719	$67,272
Provision for (recovery of) credit losses	7,000	10,875	(3,526)	145	2,112
Net interest income (expense) after provision for credit losses	474,944	114,316	105,542	76,574	65,160
Non-interest income	32,375	5,749	6,420	1,907	7,858
Non-interest expense	(242,304)	(45,090)	(44,371)	(33,401)	(40,154)
Income (loss) before income taxes	265,015	74,975	67,591	45,080	32,864
Income tax expense (benefit)	75,017	29,413	23,657	18,956	13,819
Net income	$189,998	$45,562	$43,934	$26,124	$19,045

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	HFF	Public & Nonprofit Finance	Technology & Innovation	Other NBL	Corporate & Other
At September 30, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,121.2
Loans, net of deferred loan fees and costs	106.4	1,311.2	1,447.7	934.6	1,673.9	19.0
Less: allowance for credit losses	(1.2)	(0.6)	(15.7)	(8.7)	(18.1)	(0.7)
Total loans	105.2	1,310.6	1,432.0	925.9	1,655.8	18.3
Other assets acquired through foreclosure, net	—	—	—	—	—	22.1
Goodwill and other intangible assets, net	—	0.2	—	121.7	—	—
Other assets	0.3	5.4	9.9	4.9	11.0	479.1
Total assets	$105.5	$1,316.2	$1,441.9	$1,052.5	$1,666.8	$3,640.7
Liabilities:
Deposits	$1,813.7	$—	$—	$1,066.8	$—	$158.8
Borrowings and qualifying debt	—	—	—	—	—	382.9
Other liabilities	0.9	1.2	98.2	0.2	59.2	128.6
Total liabilities	1,814.6	1.2	98.2	1,067.0	59.2	670.3
Allocated equity:	46.4	108.1	86.2	218.2	139.0	180.1
Total liabilities and stockholders' equity	$1,861.0	$109.3	$184.4	$1,285.2	$198.2	$850.4
Excess funds provided (used)	1,755.5	(1,206.9)	(1,257.5)	232.7	(1,468.6)	(2,790.3)

No. of offices (1)	1	1	1	8	4	(7)
No. of full-time equivalent employees	62	20	6	60	31	621

Income Statement:

Three Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$11,312	$13,370	$5,012	$18,143	$12,060	$(17,527)
Provision for (recovery of) credit losses	72	—	(315)	(557)	1,372	(1)
Net interest income (expense) after provision for credit losses	11,240	13,370	5,327	18,700	10,688	(17,526)
Non-interest income	125	—	19	1,871	728	894
Non-interest expense	(6,062)	(3,207)	(1,974)	(8,837)	(3,972)	(5,832)
Income (loss) before income taxes	5,303	10,163	3,372	11,734	7,444	(22,464)
Income tax expense (benefit)	1,989	3,811	1,265	4,400	2,791	(16,487)
Net income	$3,314	$6,352	$2,107	$7,334	$4,653	$(5,977)

Nine Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$29,853	$25,438	$15,259	$51,083	$35,220	$(46,107)
Provision for (recovery of) credit losses	160	—	(509)	(2,336)	3,309	(3,230)
Net interest income (expense) after provision for credit losses	29,693	25,438	15,768	53,419	31,911	(42,877)
Non-interest income	340	—	22	4,623	1,598	3,858
Non-interest expense	(17,423)	(5,764)	(5,927)	(23,177)	(11,007)	(15,990)
Income (loss) before income taxes	12,610	19,674	9,863	34,865	22,502	(55,009)
Income tax expense (benefit)	4,729	7,378	3,699	13,074	8,438	(48,146)
Net income	$7,881	$12,296	$6,164	$21,791	$14,064	$(6,863)

(1) Negative number in the Corporate & Other segment represents elimination for shared offices among the segments.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$2,266.8	$2.3	$9.5	$2.4	$2.4
Loans, net of deferred loan fees and costs	11,136.7	2,811.7	1,737.2	1,761.9	1,188.4
Less: allowance for credit losses	(119.1)	(30.1)	(18.6)	(18.8)	(12.7)
Total loans	11,017.6	2,781.6	1,718.6	1,743.1	1,175.7
Other assets acquired through foreclosure, net	43.9	8.4	20.8	—	0.3
Goodwill and other intangible assets, net	305.4	—	24.8	—	158.2
Other assets	641.4	43.9	62.3	15.7	16.1
Total assets	$14,275.1	$2,836.2	$1,836.0	$1,761.2	$1,352.7
Liabilities:
Deposits	$12,030.6	$2,880.7	$3,382.8	$1,902.5	$1,541.1
Borrowings and qualifying debt	360.3	—	—	—	—
Other liabilities	292.7	12.2	29.0	7.8	11.2
Total liabilities	12,683.6	2,892.9	3,411.8	1,910.3	1,552.3
Allocated equity:	1,591.5	309.2	244.4	191.3	293.2
Total liabilities and stockholders' equity	$14,275.1	$3,202.1	$3,656.2	$2,101.6	$1,845.5
Excess funds provided (used)	—	365.9	1,820.2	340.4	492.8

No. of offices	47	11	18	9	2
No. of full-time equivalent employees	1,446	180	228	161	171

Income Statements:

Three Months Ended September 30, 2015:	(in thousands)
Net interest income (expense)	$137,407	$32,920	$30,875	$24,146	$24,012
Provision for (recovery of) credit losses	—	1,964	(2,376)	(442)	1,390
Net interest income (expense) after provision for credit losses	137,407	30,956	33,251	24,588	22,622
Non-interest income	8,502	962	2,199	586	2,484
Non-interest expense	(72,916)	(15,159)	(15,513)	(11,910)	(12,846)
Income (loss) before income taxes	72,993	16,759	19,937	13,264	12,260
Income tax expense (benefit)	17,133	6,574	6,978	5,577	5,156
Net income	$55,860	$10,185	$12,959	$7,687	$7,104

Nine Months Ended September 30, 2015:	(in thousands)
Net interest income (expense)	$349,233	$93,996	$90,030	$70,706	$33,681
Provision for (recovery of) credit losses	700	2,122	(5,175)	(176)	1,876
Net interest income (expense) after provision for credit losses	348,533	91,874	95,205	70,882	31,805
Non-interest income	20,289	2,909	6,852	2,101	2,806
Non-interest expense	(188,158)	(44,520)	(45,019)	(35,389)	(16,776)
Income (loss) before income taxes	180,664	50,263	57,038	37,594	17,835
Income tax expense (benefit)	44,946	19,718	19,963	15,808	7,500
Net income	$135,718	$30,545	$37,075	$21,786	$10,335

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Other NBL	Corporate & Other
At December 31, 2015	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$2,250.2
Loans, net of deferred loan fees and costs	88.4	1,458.9	770.3	1,280.3	39.6
Less: allowance for credit losses	(0.9)	(15.6)	(8.2)	(13.8)	(0.4)
Total loans	87.5	1,443.3	762.1	1,266.5	39.2
Other assets acquired through foreclosure, net	—	—	—	—	14.4
Goodwill and other intangible assets, net	—	—	122.4	—	—
Other assets	0.2	14.0	2.7	11.5	475.0
Total assets	$87.7	$1,457.3	$887.2	$1,278.0	$2,778.8
Liabilities:
Deposits	$1,291.9	$—	$842.5	$—	$189.1
Borrowings and qualifying debt	—	—	—	—	360.3
Other liabilities	0.5	63.8	—	40.8	127.4
Total liabilities	1,292.4	63.8	842.5	40.8	676.8
Allocated equity:	34.2	87.8	200.9	105.7	124.8
Total liabilities and stockholders' equity	$1,326.6	$151.6	$1,043.4	$146.5	$801.6
Excess funds provided (used)	1,238.9	(1,305.7)	156.2	(1,131.5)	(1,977.2)

No. of offices (1)	1	1	7	4	(6)
No. of full-time equivalent employees	54	3	40	26	583

Income Statements:

Three Months Ended September 30, 2015:	(in thousands)
Net interest income (expense)	$6,458	$5,050	$14,527	$11,312	$(11,893)
Provision for (recovery of) credit losses	57	473	1,526	(2,544)	(48)
Net interest income (expense) after provision for credit losses	6,401	4,577	13,001	13,856	(11,845)
Non-interest income	83	26	1,157	168	837
Non-interest expense	(4,515)	(1,419)	(3,650)	(3,541)	(4,363)
Income (loss) before income taxes	1,969	3,184	10,508	10,483	(15,371)
Income tax expense (benefit)	738	1,194	3,941	3,931	(16,956)
Net income	$1,231	$1,990	$6,567	$6,552	$1,585

Nine Months Ended September 30, 2015:	(in thousands)
Net interest income (expense)	$18,662	$14,534	$14,527	$37,366	$(24,269)
Provision for (recovery of) credit losses	198	2,579	1,526	(2,131)	(119)
Net interest income (expense) after provision for credit losses	18,464	11,955	13,001	39,497	(24,150)
Non-interest income	236	665	1,157	413	3,150
Non-interest expense	(12,985)	(4,056)	(3,650)	(11,257)	(14,506)
Income (loss) before income taxes	5,715	8,564	10,508	28,653	(35,506)
Income tax expense (benefit)	2,143	3,212	3,941	10,745	(38,084)
Net income	$3,572	$5,352	$6,567	$17,908	$2,578

(1) Negative number in the Corporate & Other segment represents elimination for shared offices among the segments.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in thousands)
Total non-interest income	$10,683	$8,559	$13,133	$9,479	$8,502
Less:
Gains (losses) on sales of investment securities, net	—	—	1,001	33	(62)
Unrealized (losses) gains on assets and liabilities measured at fair value, net	7	6	(5)	10	47
Total operating non-interest income	10,676	8,553	12,137	9,436	8,517
Plus: net interest income	172,547	163,686	145,711	143,343	137,407
Net operating revenue (1)	$183,223	$172,239	$157,848	$152,779	$145,924

Total non-interest expense	$85,007	$81,804	$75,493	$72,448	$72,916
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	(146)	357	(302)	(397)	(104)
Acquisition / restructure expense	2,729	3,662	—	—	835
Total operating non-interest expense (1)	$82,424	$77,785	$75,795	$72,845	$72,185

Operating pre-provision net revenue (2)	$100,799	$94,454	$82,053	$79,934	$73,739

Plus:
Non-operating revenue adjustments	7	6	996	43	(15)
Less:
Provision for credit losses	2,000	2,500	2,500	2,500	—
Non-operating expense adjustments	2,583	4,019	(302)	(397)	731
Income tax expense	29,171	26,327	19,519	19,348	17,133
Net income	$67,052	$61,614	$61,332	$58,526	$55,860

Tangible Common Equity:
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(dollars and shares in thousands)
Total stockholders' equity	$1,857,354	$1,796,210	$1,660,163	$1,591,502	$1,583,698
Less: goodwill and intangible assets	303,592	304,289	303,962	305,354	305,767
Total tangible stockholders' equity	1,553,762	1,491,921	1,356,201	1,286,148	1,277,931
Less: preferred stock	—	—	—	—	70,500
Total tangible common equity	1,553,762	1,491,921	1,356,201	1,286,148	1,207,431
Plus: deferred tax - attributed to intangible assets	5,304	5,594	5,828	6,093	6,290
Total tangible common equity, net of tax	$1,559,066	$1,497,515	$1,362,029	$1,292,241	$1,213,721
Total assets	$17,042,602	$16,728,767	$15,248,039	$14,275,089	$13,955,570
Less: goodwill and intangible assets, net	303,592	304,289	303,962	305,354	305,767
Tangible assets	16,739,010	16,424,478	14,944,077	13,969,735	13,649,803
Plus: deferred tax - attributed to intangible assets	5,304	5,594	5,828	6,093	6,290
Total tangible assets, net of tax	$16,744,314	$16,430,072	$14,949,905	$13,975,828	$13,656,093
Tangible common equity ratio (3)	9.3%	9.1%	9.1%	9.1%	8.9%
Common shares outstanding	105,071	105,084	103,513	103,087	102,305
Tangible book value per share, net of tax (4)	$14.84	$14.25	$13.16	$12.54	$11.86

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Efficiency Ratio by Quarter:
	Three Months Ended
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in thousands)
Total operating non-interest expense	$82,424	$77,785	$75,795	$72,845	$72,185
Divided by:
Total net interest income	172,547	163,686	145,711	143,343	137,407
Plus:
Tax equivalent interest adjustment	8,599	8,704	8,435	8,433	8,183
Operating non-interest income	10,676	8,553	12,137	9,436	8,517
	$191,822	$180,943	$166,283	$161,212	$154,107
Efficiency ratio - tax equivalent basis (5)	43.0%	43.0%	45.6%	45.2%	46.8%

Allowance for Credit Losses, Adjusted for Acquisition Accounting:

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
	(in thousands)
Allowance for credit losses	$122,884	$122,104	$119,227	$119,068	$117,072
Plus: remaining credit marks
Acquired performing loans	41,020	45,225	9,646	12,154	14,299
Purchased credit impaired loans	15,093	16,438	6,760	8,491	11,347
Adjusted allowance for credit losses	$178,997	$183,767	$135,633	$139,713	$142,718

Gross loans held for investment and deferred fees, net	$13,012,262	$12,855,511	$11,217,860	$11,112,854	$10,763,939
Plus: remaining credit marks
Acquired performing loans	41,020	45,225	9,646	12,154	14,299
Purchased credit impaired loans	15,093	16,438	6,760	8,491	11,347
Adjusted loans, net of deferred fees and costs	$13,068,375	$12,917,174	$11,234,266	$11,133,499	$10,789,585

Allowance for credit losses to gross loans	0.94%	0.95%	1.06%	1.07%	1.09%
Allowance for credit losses to gross loans, adjusted for acquisition accounting (6)	1.37	1.42	1.21	1.25	1.32

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	September 30, 2016	December 31, 2015
	(in thousands)
Common Equity Tier 1:
Common equity	$1,857,354	$1,591,502
Less:
Non-qualifying goodwill and intangibles	294,959	293,487
Disallowed unrealized losses on equity securities	—	—
Disallowed deferred tax asset	3,381	5,001
AOCI related adjustments	25,850	10,228
Unrealized gain on changes in fair value liabilities	8,479	6,309
Common equity Tier 1 (regulatory) (7) (10)	$1,524,685	$1,276,477

Plus:
Trust preferred securities	81,500	81,500
Preferred stock	—	—
Less:
Disallowed deferred tax asset	2,254	7,502
Unrealized gain on changes in fair value liabilities	5,653	9,464
Tier 1 capital (8) (10)	$1,598,278	$1,341,011

Divided by: estimated risk-weighted assets (regulatory (8) (10)	$15,501,466	$13,193,563

Common equity Tier 1 ratio (8) (10)	9.8%	9.7%

Total Capital:
Tier 1 capital (regulatory) (7) (10)	$1,598,278	$1,341,011
Plus:
Subordinated debt	300,887	140,097
Qualifying allowance for credit losses	122,884	119,068
Other	11,005	3,296
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$434,776	$262,461

Total capital	$2,033,054	$1,603,472

Total capital ratio	13.1%	12.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$212,286	$221,126
Divided by:
Tier 1 capital (8) (10)	1,598,278	1,341,011
Plus: Allowance for credit losses	122,884	119,068
Total Tier 1 capital plus allowance for credit losses	$1,721,162	$1,460,079

Classified assets to Tier 1 capital plus allowance (9) (10)	12.3%	15.1%

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe these non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
We believe this non-GAAP ratio is a useful metric in understanding the Company's total allowance for credit losses, adjusted for acquisition accounting, as under U.S. GAAP, a company's allowance for credit losses is not carried over in an acquisition, but rather these loans are shown as being purchased at a discount that factors in expected future credit losses.

(7)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(8)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(10)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476